EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


         The following is a list of all subsidiaries of the Registrant.

               Name                                              Jurisdiction of
                                                                 Incorporation
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               Cecil Federal Savings Bank                        United States
               Subsidiaries of Cecil Federal Savings Bank:
                    Cecil Service Corporation                    Maryland
                    Cecil Financial Services Corporation         Maryland


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